SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Smith Street, Suite 2300 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MICP Administrative Guidelines for 2013

    On February 11, 2013, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) adopted the 2013 Administrative Guidelines (the “2013 Guidelines”) for Copano’s Management Incentive Compensation Plan (the “MICP”).  The 2013 Guidelines provide for common financial and operational objectives (which were approved by Copano’s Board on February 12, 2013) and an individual personal objective.  For 2013, 60% of each MICP participant’s target award is attributable to a single financial objective, 30% is attributable to operational objectives, and 10% is attributable to a personal objective.  In addition, MICP awards for 2013 are subject to the pending merger (the “Merger”) contemplated by the previously disclosed Agreement and Plan of Merger among Copano, Kinder Morgan Energy Partners, L.P., Kinder Morgan G.P., Inc., Javelina Merger Sub LLC dated as of January 29, 2013 (the “Merger Agreement”) as described below.

The financial objective for 2013 consists of Copano’s attainment of one of three levels (threshold, target or maximum) of total distributable cash flow for 2013. Subject to the Merger Agreement, Copano’s achievement of the threshold, target or maximum level will entitle MICP participants to 50%, 100% or 150%, respectively, of the portion of their 2013 individual target awards attributable to the financial objective.  For a definition of total distributable cash flow, please read “Non-GAAP Financial Measure” below.

Operational objectives are directed at Copano’s achievement of safety, capital project management and company growth goals, and achievement of the personal objective will be determined for each participant based on a subjective assessment of his or her performance.  In each case subject to the Merger Agreement, participants could receive between 0% and 150% of the portions of their individual target awards attributable to the operational objectives and between 0% and 150% of the portion of their individual target awards attributable to the personal objective.

The 2013 Guidelines provide that, upon the earlier of consummation of the Merger or February 1, 2014 (as long as the Merger Agreement has not been terminated as of such date), MICP awards will become payable to participants at target levels and will be pro rated to the extent that they become payable before the end of 2013.

Special Incentive Awards

In addition, the Committee approved special incentive awards for certain MICP participants for 2012.  Special incentive awards to named executive officers are set forth below.

Name	2012 Special Incentive Award
R. Bruce Northcutt	$200,000
Douglas L. Lawing	$100,000
Carl A. Luna	$100,000
James E. Wade	$50,000

Non-GAAP Financial Measure

Total distributable cash flow is a non-GAAP financial measure.  We define total distributable cash flow as net income (loss) plus: (i) non-cash interest and other financing costs, (ii) deferred tax expense, (iii) depreciation and amortization expense, (iv) impairment expense, (v) non-cash amortization expense associated with commodity derivative instruments, (vi) distributions from unconsolidated affiliates, (vii) loss on refinancing of unsecured debt and (viii) equity-based compensation expense, and minus (i) equity in earnings (loss) from unconsolidated affiliates, (ii) unrealized gains (losses) from commodity risk management activities and (iii) maintenance capital expenditures, and plus or minus other miscellaneous non-cash amounts affecting net income (loss) for the period.  Maintenance capital expenditures are capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows.

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	2013 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: February 15, 2013	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	2013 Administrative Guidelines for Copano Energy, L.L.C. Management Incentive Compensation Plan